Exhibit 5.1

[LETTERHEAD OF KUTAK ROCK LLP]

September 2, 2016

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

Re:                             Registration Statement on Form S-3 (File No. 333-212046)

Ladies and Gentlemen:

We have served as Maryland counsel to Communications Sales & Leasing, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, from time to time in an at-the-market offering (the “Offering”), covered by the above-referenced registration statement on Form S-3 (together with all amendments thereto, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the base prospectus included therein in the form in which it was transmitted to the Commission under the Securities Act;

2.                                      The prospectus supplement, dated September 2, 2016, in the form in which it is transmitted to the Commission under the Securities Act (the “Prospectus Supplement”);

3.                                      The Articles of Amendment and Restatement of the Company (the “Charter”), which were accepted by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of April 10, 2015, and which have been certified by the SDAT;

4.                                      The Amended and Restated Bylaws of the Company, which were adopted by the board of directors of the Company as of April 9, 2015;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      The ATM Equity OfferingSM Sales Agreement, dated September 2, 2016 (the “Distribution Agreement”), by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC;

7.                                      Certain resolutions of the board of directors of the Company relating to, among other matters, (a) the authorization of the sale, issuance and registration of the Shares, (b) the authorization of the execution and delivery of the Distribution Agreement and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold in the Offering (the “Resolutions”); and

8.                                      Such other documents, statutes, ordinances, regulations, certificates and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic. All Documents submitted to us as certified, photostatic or other copies conform to the original documents. All Documents upon which we have relied are accurate and complete. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete and remain so as of the date of this letter.

5.                                      The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article Seven of the Charter.

6.                                      Upon issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.                                      The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Distribution Agreement will be determined by the Board, a duly authorized committee thereof or the Authorized Officers in accordance with the Resolutions (with such determinations referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

8.                                      There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

9.                                      The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed, delivered or filed.

10.                               All signatures on the Documents submitted to us for examination are genuine.

11.                               Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein. The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Distribution Agreement, the Resolutions and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ KUTAK ROCK LLP